Exhibit 21

Subsidiaries of the Company

Name of Subsidiary	State or Region of Incorporation
ABC Cable Networks Group	California

ABC Family Worldwide, Inc.	Delaware

ABC Holding Company Inc.	Delaware

ABC, Inc.	New York

American Broadcasting Companies, Inc.	Delaware

Buena Vista (Canada), Inc.	Canada

Buena Vista Home Entertainment, Inc.	California

Buena Vista International, Inc.	California

Buena Vista Pay Television, Inc.	California

Buena Vista Television	California

Buena Vista Theatrical Group Ltd.	New York

BV Holdings Incorporated (50% partner for EGP Company GP with BV Holdings USA, LLC)	Virgin Islands, British

BV Holdings USA, LLC (50% partner for EGP Company GP with BV Holdings Incorporated)	Delaware

Cable LT Holdings	Delaware

Circle Location Services, Inc.	Delaware

Club Penguin Entertainment, Inc.	Canada

Disney Enterprises, Inc.	Delaware

Disney Magic Company Limited	England

Disney Vacation Development, Inc.	Florida

Disney Wonder Corporation	Delaware

Disney/ABC International Television, Inc.	Delaware

EDL S.N.C. Corporation	Delaware

ESPN (Europe, Middle East, Africa) Ltd.	United Kingdom

ESPN Classic, Inc.	Delaware

ESPN Enterprise, Inc.	Delaware

ESPN, Inc.	Delaware

Euro Disney Investments, Inc.	Delaware

Euro Disney S.C.A.	France

Hong Kong International Theme Parks, Limited	Hong Kong

Imprint, Inc.	Delaware

International Family Entertainment, Inc.	Delaware

Jetix Europe N.V. (f/k/a Fox Kids Europe N.V.)	The Netherlands

Jetix Europe Properties (Luxembourg) Sarl-Zurich Branch	Switzerland

Kenai Funding LP	Canada

KGO Television, Inc.	Delaware

Magical Cruise Limited	England

Miramax Film Corp.	New York

Pixar	California

The Walt Disney Company (France) S.A.S.	France

The Walt Disney Company (Germany) GmbH	Germany

The Walt Disney Company (Southeast Asia) Pte Ltd., f/k/a Walt Disney Television (Singapore) Pte Ltd.)	Singapore

The Walt Disney Company Limited	England

Touchstone Television Productions, LLC	Delaware

Subsidiaries of the Company

TWDC (Japan) Limited	Tokyo

TWDC Italia SpA	Italy

Walt Disney Holdings (Hong Kong) Limited	Hong Kong

Walt Disney International Finance LLC	Delaware

Walt Disney International France, S.A.S	France

Walt Disney Parks and Resorts, LLC	Florida

Walt Disney Participations S.A.S.	France

Walt Disney Pictures and Television	California

Walt Disney Travel Co., Inc.	Florida

Walt Disney World Co.	Florida

Walt Disney World Hospitality & Recreation Corporation	Florida

WLS Television, Inc.	Delaware